Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-222126) pertaining to the 2008 Equity and Performance Incentive Plan and 2017 Equity Incentive Plan of BEST Inc. of our report dated April 12, 2018, with respect to the consolidated financial statements of Best Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2017.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

April 12, 2018